UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 30, 2004

TELOS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-8443	52-0880974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of Principal Executive Offices)	(Zip Code)

(703) 724-3800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountants

(b)	New independent accountants

(i) Based on the recommendation of the Audit Committee, the Registrant has engaged Goodman & Company, LLP as its new independent accountants as of July 30, 2004. During the two most recent fiscal years and through July 30, 2004, the Registrant has not consulted with Goodman & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Goodman & Company concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ Edward L. Williams
Edward L. Williams
Executive Vice President, Interim Chief Financial Officer

Dated: August 4, 2004